Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 14, 2020 pertaining to the CureVac N.V. Long-Term Incentive Plan and CureVac Virtual Share Plan of our report dated April 29, 2020, with respect to the consolidated financial statements of CureVac AG, included in the Registration Statement (Form F-1 No. 333-240076) of CureVac B.V., filed with the Securities and Exchange Commission.

/s/ Dr. Elia Napolitano	/s/ Steffen Maurer
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Munich, Germany

August 14, 2020